                      BANC OF AMERICA SECURITIES [LOGO] TM

  ----------------------------------------------------------------------------

      THE ASSET-BACKED SECURITIES REFERRED TO IN THESE MATERIALS, AND THE ASSET
POOLS BACKING THEM, ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING THE
POSSIBILITY THAT ONE OR MORE CLASSES OF SECURITIES MAY BE SPLIT, COMBINED OR
ELIMINATED AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL PROSPECTUS)
AND ARE OFFERED ON A "WHEN, AS AND IF ISSUED" BASIS. YOU UNDERSTAND THAT, WHEN
YOU ARE CONSIDERING THE PURCHASE OF THESE SECURITIES, A CONTRACT OF SALE WILL
COME INTO BEING NO SOONER THAN THE DATE ON WHICH THE RELEVANT CLASS HAS BEEN
PRICED AND WE HAVE CONFIRMED THE ALLOCATION OF SECURITIES TO BE MADE TO YOU; ANY
"INDICATIONS OF INTEREST" EXPRESSED BY YOU, AND ANY "SOFT CIRCLES" GENERATED BY
US, WILL NOT CREATE BINDING CONTRACTUAL OBLIGATIONS FOR YOU OR US.

      BECAUSE THE ASSET-BACKED SECURITIES ARE BEING OFFERED ON A "WHEN, AS AND
IF ISSUED" BASIS, ANY CONTRACT OF SALE WILL TERMINATE, BY ITS TERMS, WITHOUT ANY
FURTHER OBLIGATION OR LIABILITY BETWEEN US, IF THE SECURITIES THEMSELVES, OR THE
PARTICULAR CLASS TO WHICH THE CONTRACT RELATES, ARE NOT ISSUED. IN ADDITION,
SINCE THE ASSET-BACKED SECURITIES AND THE ASSET POOLS BACKING THEM ARE SUBJECT
TO MODIFICATION OR REVISION (INCLUDING THE POSSIBILITY THAT ONE OR MORE CLASSES
OF SECURITIES MAY BE SPLIT, COMBINED OR ELIMINATED AT ANY TIME PRIOR TO ISSUANCE
OR AVAILABILITY OF A FINAL PROSPECTUS), ANY SUCH CONTRACT ALSO IS CONDITIONED
UPON THE UNDERSTANDING THAT NO MATERIAL CHANGE WILL OCCUR WITH RESPECT TO THE
RELEVANT CLASS OF SECURITIES PRIOR TO THE CLOSING DATE. IF A MATERIAL CHANGE
DOES OCCUR WITH RESPECT TO SUCH CLASS, OUR CONTRACT WILL TERMINATE, BY ITS
TERMS, WITHOUT ANY FURTHER OBLIGATION OR LIABILITY BETWEEN US (THE "AUTOMATIC
TERMINATION"). IF AN AUTOMATIC TERMINATION OCCURS, WE WILL PROVIDE YOU WITH
REVISED OFFERING MATERIALS REFLECTING THE MATERIAL CHANGE AND GIVE YOU AN
OPPORTUNITY TO PURCHASE SUCH CLASS. TO INDICATE YOUR INTEREST IN PURCHASING THE
CLASS, YOU MUST COMMUNICATE TO US YOUR DESIRE TO DO SO WITHIN SUCH TIMEFRAME AS
MAY BE DESIGNATED IN CONNECTION WITH YOUR RECEIPT OF THE REVISED OFFERING
MATERIALS.

MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-7,
GROUP T2

BANC OF AMERICA FUNDING 2006-7 TRUST
ISSUING ENTITY

BANC OF AMERICA FUNDING CORPORATION
DEPOSITOR

BANK OF AMERICA, NATIONAL ASSOCIATION
SPONSOR

BANK OF AMERICA(R) [LOGO] SM

OCTOBER 20, 2006

--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you
e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

                                   DISCLAIMER

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an offer to purchase the securities, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase securities. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

The information in this free writing prospectus supersedes information contained in any prior similar free writing prospectus relating to these securities prior to the time of your commitment to purchase.

This free writing prospectus is not an offer to sell or solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

                             IRS CIRCULAR 230 NOTICE

            THIS FREE WRITING PROSPECTUS IS NOT INTENDED OR WRITTEN
            TO BE USED, AND CANNOT BE USED, FOR THE PURPOSE OF
            AVOIDING U.S. FEDERAL, STATE OR LOCAL TAX PENALTIES.
            THIS FREE WRITING PROSPECTUS IS WRITTEN AND PROVIDED BY
            THE UNDERWRITER IN CONNECTION WITH THE PROMOTION OR
            MARKETING OF THE TRANSACTIONS OR MATTERS ADDRESSED
            HEREIN. INVESTORS SHOULD SEEK ADVICE BASED ON THEIR
            PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX
            ADVISOR.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW THIS DOCUMENT ARE NOT
APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR
OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION
BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you
e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
BANC OF AMERICA SECURITIES                 BANC OF AMERICA FUNDING 2006-7 TRUST
                 [LOGO] TM                 Mortgage Pass-Through Certificates,
                                                 Series 2006-7, Group T2
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                                  PRELIMINARY SUMMARY OF TERMS
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Transaction.............................  Banc of America Funding 2006-7 Trust
                                          Mortgage Pass-Through Certificates, Series 2006-7

Issuing Entity..........................  Banc of America Funding 2006-7 Trust

Depositor...............................  Banc of America Funding Corporation

Underwriter.............................  Banc of America Securities LLC

Sponsor ................................  Bank of America, National Association

Master Servicer and Securities Admin....  Wells Fargo Bank, N.A.

Trustee and Custodian...................  U.S. Bank National Association

Cap Provider............................  Bank of America, National Association

Servicers of the Mortgage Loans.........  Bank of America, National Association, Wells Fargo
                                          Bank, N.A. and SunTrust Mortgage, Inc.

Originators of the Mortgage Loans.......  Bank of America, National Association, SunTrust
                                          Mortgage, Inc., LoanCity, MortgageIT, Inc. and Just
                                          Mortgage, Inc.

Rating Agencies.........................  At least two of Standard & Poor's, Moody's and/or Fitch
                                          Ratings will rate the offered Senior Certificates. At
                                          least one of the above Rating Agencies will rate the
                                          offered Subordinate Certificates.

Certificates............................  One or more classes of certificates may be comprised of two or more components. The components of a class are
                                          not severable. Group T2 will be a group of certificates
                                          as to which the aggregate principal balance of the
                                          related mortgage loans as of the Cut-off Date exceeds
                                          the aggregate class balance of the related classes of
                                          certificates (the "OVERCOLLATERALIZED GROUP").

Overcollateralized Certificates.........  The senior certificates of the Overcollateralized Group are referred to herein as the "OVERCOLLATERALIZED
                                          SENIOR CERTIFICATES." The Overcollateralized Senior
                                          Certificates will consist of one or more classes of
                                          certificates. The Overcollateralized Group will have a
                                          corresponding group of subordinate certificates (the
                                          "OVERCOLLATERALIZED SUBORDINATE CERTIFICATES"). The
                                          Overcollateralized Senior Certificates and
                                          Overcollateralized Subordinate Certificates are
                                          referred to herein as the "OVERCOLLATERALIZED
                                          CERTIFICATES."

BANC OF AMERICA SECURITIES LLC                                                 3
--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you
e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
BANC OF AMERICA SECURITIES                 BANC OF AMERICA FUNDING 2006-7 TRUST
                 [LOGO] TM                 Mortgage Pass-Through Certificates,
                                                 Series 2006-7, Group T2
--------------------------------------------------------------------------------

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                                  PRELIMINARY SUMMARY OF TERMS
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                                          Credit enhancement for the Overcollateralized
                                          Certificates will consist of Excess Interest,
                                          Overcollateralization, Subordination and
                                          Cross-collateralization as described under "Preliminary
                                          Credit Support for the Overcollateralized Certificates"
                                          herein.

Senior Certificates.....................  The Overcollateralized Senior Certificates.

Subordinate Certificates................  The Overcollateralized Subordinate Certificates.

Exchangeable Certificates and
Exchangeable REMIC
Certificates............................  If indicated in the prospectus supplement, a class or combination of classes of exchangeable REMIC
                                          certificates may be exchangeable for certain class or
                                          classes of exchangeable certificates in certain
                                          combinations specified in the prospectus supplement.

Offered Certificates....................  Senior Certificates and Subordinate Certificates rated
                                          BBB- or Baa3 or better.

Expected Closing Date...................  October 30, 2006

Expected Investor Closing Date..........  October 31, 2006

Distribution Date.......................  25th of each month, or the next succeeding business day
                                          (First Distribution Date: November 27, 2006)

Cut-off Date............................  October 1, 2006

Determination Date......................  As set forth in the applicable Servicing Agreement.

Record Date.............................  For any Distribution Date, the business day preceding a
                                          Distribution Date or, if any definitive certificates
                                          are issued, the last business day of the month
                                          preceding the month of such Distribution Date.

Day Count...............................  30/360 for all certificates other than the Class T2-A2
                                          Certificates. Actual/360 for the Class T2-A2
                                          Certificates.

Clearing................................  DTC, Clearstream and Euroclear.

BANC OF AMERICA SECURITIES LLC                                                 4
--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you
e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
BANC OF AMERICA SECURITIES                 BANC OF AMERICA FUNDING 2006-7 TRUST
                 [LOGO] TM                 Mortgage Pass-Through Certificates,
                                                 Series 2006-7, Group T2
--------------------------------------------------------------------------------

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                                  PRELIMINARY SUMMARY OF TERMS
-------------------------------------------------------------------------------------------------

Denominations:

                                            Original                                 Incremental
                                        Certificate Form   Minimum Denominations    Denominations
                                        ---------------------------------------------------------

Senior Certificates (other than           Book Entry              $1,000                 $1
any Principal Only Certificates
and Interest Only Certificates)

Interest Only Certificates                Book Entry       $1,000,000 (notional       $1 or N/A
                                                            amount) or size of
                                                            class, if less than
                                                                $1,000,000

Principal Only Certificates and           Book Entry              $25,000                $1
Subordinate Certificates

SMMEA Eligibility.......................  The Senior Certificates and the most senior class or classes of Subordinate Certificates are expected to
                                          constitute "mortgage related securities" for purposes
                                          of SMMEA.

ERISA Eligibility.......................  A fiduciary or other person acting on behalf of any employee benefit plan or arrangement, including an
                                          individual retirement account, subject to the Employee
                                          Retirement Income Security Act of 1974, as amended
                                          ("ERISA"), the Code or any federal, state or local law
                                          ("SIMILAR LAW") which is similar to ERISA or the Code
                                          (collectively, a "PLAN") should carefully review with
                                          its legal advisors whether the purchase or holding of
                                          an Offered Certificate could give rise to a transaction
                                          prohibited or not otherwise permissible under ERISA,
                                          the Code or Similar Law.

                                          The U.S. Department of Labor has extended to Banc of
                                          America Securities LLC an administrative exemption (the
                                          "EXEMPTION") from certain of the prohibited transaction
                                          rules of ERISA and the related excise tax provisions of
                                          Section 4975 of the Code with respect to the initial
                                          purchase, the holding and the subsequent resale by
                                          certain Plans of certificates in pass-through trusts
                                          that consist of certain receivables, loans and other
                                          obligations that meet the conditions and requirements
                                          of the Exemption.

                                          The Exemption may cover the acquisition and holding of
                                          the Senior Certificates (other than any residual
                                          certificates) or Subordinate Certificates by the Plans
                                          to which it applies provided that all conditions of the
                                          Exemption other than those within the control of the
                                          investors are met. In addition, as of the date hereof,
                                          there is no single mortgagor that is the obligor on 5%
                                          of the initial balance of the Mortgage Pool.

BANC OF AMERICA SECURITIES LLC                                                 5
--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you
e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
BANC OF AMERICA SECURITIES                 BANC OF AMERICA FUNDING 2006-7 TRUST
                 [LOGO] TM                 Mortgage Pass-Through Certificates,
                                                 Series 2006-7, Group T2
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------
                                  PRELIMINARY SUMMARY OF TERMS
-------------------------------------------------------------------------------------------------

                                          Any Class of Offered Certificates that fails to meet
                                          the requirements of the Exemption (e.g., on account of
                                          the ratings of such Certificates or otherwise) will not
                                          be eligible for purchase and holding by a Plan unless
                                          another prohibited transaction exemption is available
                                          to provide relief and the conditions of that particular
                                          exemption are satisfied. For example, if there are
                                          Mortgage Loans with loan-to-value ratios in excess of
                                          100% in the Mortgage Pool or in a loan group within the
                                          Mortgage Pool, the Exemption will not cover the
                                          acquisition and holding of the related Offered
                                          Certificates that are subordinated or not rated in one
                                          of the two highest generic rating categories by the
                                          applicable rating agencies.

                                          Prospective Plan investors should consult with their
                                          legal advisors concerning the impact of ERISA, the Code
                                          and Similar Law, the applicability of PTE 83-1 and the
                                          Exemption, and the potential consequences in their
                                          specific circumstances, prior to making an investment
                                          in the Offered Certificates. Moreover, each Plan
                                          fiduciary should determine whether under the governing
                                          plan instruments and the applicable fiduciary standards
                                          of investment prudence and diversification, an
                                          investment in the Offered Certificates is appropriate
                                          for the Plan, taking into account the overall
                                          investment policy of the Plan and the composition of
                                          the Plan's investment portfolio.

Tax Structure...........................  For federal income tax purposes, elections will be made to treat certain segregated portions of the Issuing
                                          Entity as one or more "real estate mortgage investment
                                          conduits" (each, a "REMIC").

                                          For federal income tax purposes, the maximum interest
                                          rate on the "regular interests" will be the Pool Cap.
                                          Any excess of the amount of interest that a class of
                                          regular interests would have been entitled to receive
                                          based on its interest rate without regard to the Pool
                                          Cap over the amount of interest that such class of
                                          regular interests received based on the Pool Cap, plus
                                          any unpaid portion from prior Distribution Dates (with
                                          interest thereon), will be carried over and paid on
                                          future Distribution Dates to the extent funds are
                                          available.

                                          o   The Senior Certificates (other than the residual
                                              certificate and any exchangeable certificates or
                                              component certificates) and the Subordinate
                                              Certificates will constitute, at least in part,
                                              "regular interests" in a REMIC and will be treated
                                              as newly-originated debt instruments for most
                                              federal income tax purposes.

                                          o   Generally, for a class of component certificates,
                                              each component, rather than the class itself, will
                                              constitute a regular interest in a REMIC.

BANC OF AMERICA SECURITIES LLC                                                 6
--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you
e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
BANC OF AMERICA SECURITIES                 BANC OF AMERICA FUNDING 2006-7 TRUST
                 [LOGO] TM                 Mortgage Pass-Through Certificates,
                                                 Series 2006-7, Group T2
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------
                                  PRELIMINARY SUMMARY OF TERMS
-------------------------------------------------------------------------------------------------

                                          o   The residual certificate will represent the sole
                                              "residual interest" in each REMIC.

                                          You must report income received on your Offered
                                          Certificates as it accrues from Distribution Date to
                                          Distribution Date, even if it is before such income is
                                          distributed in cash to you.

                                          Certain classes of Offered Certificates may be issued
                                          with "original issue discount." If your class of
                                          Offered Certificates is issued with original issue
                                          discount, you must report original issue discount
                                          income over the life of your Certificate, often well
                                          before such income is distributed in cash to you.

                                          If you hold an Offered Certificate that has the benefit
                                          of a yield maintenance agreement and is entitled to
                                          certain payments in respect of basis risk carryover
                                          amounts from a reserve account, you will be treated as
                                          owning two assets, a REMIC regular interest and the
                                          right to receive payments from the reserve fund, and
                                          will be required to account separately for each of
                                          these assets for federal income tax purposes.

                                          If you hold an Offered Certificate that is an
                                          exchangeable certificate, you should be aware that the
                                          arrangement under which any exchangeable certificates
                                          are created will be classified as a grantor trust and
                                          each class of exchangeable certificates so created will
                                          represent beneficial ownership of an interest in each
                                          related exchangeable REMIC certificate.

Optional Termination Date...............  The NIMS Insurer, if any, will have the option to purchase all the Mortgage Loans in the
                                          Overcollateralized Loan Group and any properties that
                                          the Issuing Entity acquired in satisfaction of any of
                                          the Mortgage Loans in the Overcollateralized Loan
                                          Group. If there is no NIMS Insurer, the majority holder
                                          of the Class CE Certificates will have the option. If
                                          the majority holder of the Class CE Certificates fails
                                          to exercise the option on the first possible date or is
                                          an affiliate of the Sponsor, the Master Servicer will
                                          have the option. This option can be exercised when the
                                          aggregate Stated Principal Balance of the Mortgage
                                          Loans in the Overcollateralized Loan Group is less than
                                          10% of the aggregate unpaid principal balance of the
                                          Mortgage Loans in the Overcollateralized Loan Group as
                                          of the Cut-off Date; provided, however, any optional
                                          termination will be permitted only pursuant to a
                                          "qualified liquidation" as defined under Section 860F
                                          of the Internal Revenue Code of 1986, as amended.

The Pooling Agreement...................  The Certificates will be issued pursuant to a Pooling and Servicing Agreement (the "POOLING AGREEMENT") to be
                                          dated the Closing Date,

BANC OF AMERICA SECURITIES LLC                                                 7
--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you
e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
BANC OF AMERICA SECURITIES                 BANC OF AMERICA FUNDING 2006-7 TRUST
                 [LOGO] TM                 Mortgage Pass-Through Certificates,
                                                 Series 2006-7, Group T2
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------
                                  PRELIMINARY SUMMARY OF TERMS
-------------------------------------------------------------------------------------------------

                                          among the Depositor, the Master Servicer, the
                                          Securities Administrator and the Trustee.

The Mortgage Pool.......................  The "MORTGAGE POOL" will consist of fixed interest rate, fully-amortizing mortgage loans (the "MORTGAGE
                                          LOANS") secured by first liens on one- to four-family
                                          residential properties. The Mortgage Loans were
                                          originated or acquired by the Originators.

                                          The Mortgage Loans in the loan group corresponding to
                                          the Overcollateralized Group are referred to herein as
                                          the "OVERCOLLATERALIZED LOAN GROUP."

The Mortgage Loans......................  The Mortgage Loans consist of fixed interest rate, fully amortizing mortgage loans secured by first liens
                                          on one- to four-family residential properties.
                                          Substantially all of the Mortgage Loans in the
                                          Overcollateralized Loan Group will have original terms
                                          to stated maturity of approximately 15 to 30 years.
                                          Borrowers are permitted to prepay their Mortgage Loans,
                                          in whole or in part, at any time. If indicated in the
                                          Collateral Summary at the end of this Free Writing
                                          Prospectus, certain of the Mortgage Loans may be
                                          subject to prepayment premiums. Accordingly, the actual
                                          date on which any Mortgage Loan is paid in full may be
                                          earlier than the stated maturity date due to
                                          unscheduled payments of principal. The Issuing Entity
                                          may issue a Class P Certificate which will be entitled
                                          to receive all or part of such prepayment premiums.
                                          Such prepayment premiums will not otherwise be
                                          distributed on the Certificates. See the Collateral
                                          Summary at the end of this Free Writing Prospectus for
                                          more information about the Mortgage Loans.

Yield Maintenance Agreements............  The Securities Administrator on behalf of the Issuing
                                          Entity may enter into one or more yield maintenance
                                          agreements (each, a "YIELD MAINTENANCE AGREEMENT") with
                                          one or more counterparties (each, a "COUNTERPARTY") for
                                          the benefit of one or more classes. With respect to
                                          each Yield Maintenance Agreement, for any Distribution
                                          Date that such Yield Maintenance Agreement is in
                                          effect, if LIBOR, as calculated for such Distribution
                                          Date, exceeds a designated strike percentage, the
                                          Counterparty will be obligated to pay to the Securities
                                          Administrator, for deposit into the related Reserve
                                          Fund, an amount equal to the product of (a) the amount
                                          by which (i) the lesser of LIBOR and a designated
                                          maximum percentage exceeds (ii) the designated strike
                                          percentage, (b) the lesser of the applicable class
                                          balance(s) and related notional amount as set forth for
                                          such Distribution Date in the related Yield Maintenance
                                          Agreement and (c) one-twelfth.

BANC OF AMERICA SECURITIES LLC                                                 8
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The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you
e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
BANC OF AMERICA SECURITIES                 BANC OF AMERICA FUNDING 2006-7 TRUST
                 [LOGO] TM                 Mortgage Pass-Through Certificates,
                                                 Series 2006-7, Group T2
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------
                                  PRELIMINARY SUMMARY OF TERMS
-------------------------------------------------------------------------------------------------

                                          Pursuant to the Pooling Agreement, the Securities
                                          Administrator will establish a separate trust account
                                          (the "RESERVE FUND") for deposit of any payments that
                                          it may receive under a Yield Maintenance Agreement. In
                                          addition, pursuant to the Pooling Agreement, the
                                          Securities Administrator may establish a Reserve Fund
                                          for the payment of basis risk carryover amounts
                                          irrespective of whether the Securities Administrator on
                                          behalf of the Issuing Entity enters into a Yield
                                          Maintenance Agreement. Each Reserve Fund is part of the
                                          trust fund but will not be an asset of any REMIC.

                                          Amounts on deposit in a Reserve Fund will be used to
                                          make certain payments on a specified class or classes
                                          of Overcollateralized Certificates that have the
                                          benefit of a Yield Maintenance Agreement. The identity
                                          of the Counterparty or the minimum rating of the
                                          Counterparty will be provided by the Underwriter.

Servicing Fees..........................  The "SERVICING FEES" with respect to the Issuing Entity are payable out of the interest payments received on
                                          each Mortgage Loan. The Servicing Fees will accrue on
                                          the Stated Principal Balance of each Mortgage Loan in
                                          the Overcollateralized Loan Group at a rate (the
                                          "SERVICING FEE RATE") equal to 0.250% or 0.375% per
                                          annum.

Compensating Interest...................  Pursuant to the Pooling Agreement, the aggregate
                                          Servicing Fee payable to each Servicer for any month
                                          will be reduced (but not below zero) by an amount equal
                                          to the lesser of (i) the aggregate of the Prepayment
                                          Interest Shortfalls for such Distribution Date and (ii)
                                          one-twelfth of the product of the applicable Servicing
                                          Fee Rate (or, with respect to Bank of America, 0.25%)
                                          of the aggregate Stated Principal Balance of the
                                          Mortgage Loans in the Overcollateralized Loan Group
                                          serviced by such Servicer as of the due date in the
                                          month preceding the month of such Distribution Date
                                          (such amount, the "COMPENSATING INTEREST").

Prepayment Interest Shortfall...........  A "PREPAYMENT INTEREST SHORTFALL" on a Mortgage Loan is
                                          equal to the difference between (x) 30 days' interest
                                          at the mortgage interest rate (less the servicing fee
                                          rate) on the amount of the prepayment on such Mortgage
                                          Loan minus (y) the amount of interest actually paid by
                                          the related mortgagor on the amount of such prepayment
                                          during the preceding month.

Advances................................  Subject to certain limitations, each Servicer will be required pursuant to the Pooling Agreement to advance
                                          (any such advance, an "ADVANCE") prior to each
                                          Distribution Date an amount equal to the aggregate of
                                          payments of principal and interest (net of the
                                          Servicing Fee) which were due on the related due date
                                          on the Mortgage Loans in serviced by such Servicer and
                                          which were delinquent on the related Determination

BANC OF AMERICA SECURITIES LLC                                                 9
--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you
e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
BANC OF AMERICA SECURITIES                 BANC OF AMERICA FUNDING 2006-7 TRUST
                 [LOGO] TM                 Mortgage Pass-Through Certificates,
                                                 Series 2006-7, Group T2
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------
                                  PRELIMINARY SUMMARY OF TERMS
-------------------------------------------------------------------------------------------------

                                          Date. Advances made by a Servicer will be made from its
                                          own funds or funds available for future distribution.
                                          The obligation to make an Advance with respect to any
                                          Mortgage Loan will continue until the ultimate
                                          disposition of the REO Property or Mortgaged Property
                                          relating to such Mortgage Loan. An "REO PROPERTY" is a
                                          Mortgaged Property that has been acquired by the
                                          Issuing Entity through foreclosure or grant of a deed
                                          in lieu of foreclosure.

                                          Each Servicer is obligated to make Advances if the
                                          Advances are, in its good faith judgment, recoverable
                                          from future payments and collections or insurance
                                          payments or proceeds of liquidation of the related
                                          Mortgage Loans. If a Servicer determines that an
                                          Advance previously made is not recoverable from future
                                          payments and collections, it is entitled to
                                          reimbursement of such funds from the custodial account.

Class Balance...........................  The "CLASS BALANCE" of a class of Certificates at any time will equal its initial class balance, or in the
                                          case of a class of Exchangeable REMIC Certificates or
                                          Exchangeable Certificates, the portion of the maximum
                                          initial class balance then represented by the
                                          outstanding Certificates of such class of the maximum
                                          initial class balance less (i) all distributions of
                                          principal made to such class, and (ii) losses allocated
                                          to such class.

Net Mortgage Interest Rate..............  The "NET MORTGAGE INTEREST RATE" of a Mortgage Loan is
                                          the excess of its mortgage interest rate over the sum
                                          of the applicable Servicing Fee Rate.

Notional Amount.........................  The "NOTIONAL AMOUNT" of any interest only certificates
                                          (or any components of any interest only certificates)
                                          will be equal to a percentage or all of the class
                                          balance(s) of another class or classes.

Stated Principal Balance................  The "STATED PRINCIPAL BALANCE" means, as to any
                                          Mortgage Loan and due date, the unpaid principal
                                          balance of such Mortgage Loan as of such due date, as
                                          specified in the amortization schedule at the time
                                          relating thereto (before any adjustment to such
                                          amortization schedule by reason of any moratorium or
                                          similar waiver or grace period), after giving effect to
                                          any previous partial principal prepayments and proceeds
                                          of liquidation (net of unreimbursed expenses and
                                          unreimbursed Advances) allocable to principal received
                                          and to the payment of principal due on such due date
                                          and irrespective of any delinquency in payment by the
                                          related mortgagor and after giving effect to any
                                          deficient valuation by a court in connection with a
                                          bankruptcy.

BANC OF AMERICA SECURITIES LLC                                                10
--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you
e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
BANC OF AMERICA SECURITIES                 BANC OF AMERICA FUNDING 2006-7 TRUST
                 [LOGO] TM                 Mortgage Pass-Through Certificates,
                                                 Series 2006-7, Group T2
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------
                                  PRELIMINARY SUMMARY OF TERMS
-------------------------------------------------------------------------------------------------

Exchangeable REMIC
Certificates and
Exchangeable Certificates...............  Certain Classes of Offered Certificates identified as
                                          "EXCHANGEABLE REMIC CERTIFICATES" may be exchanged in
                                          certain allowable combinations (a "REMIC COMBINATION")
                                          for a proportionate interest in certain related
                                          Certificates identified as "EXCHANGEABLE CERTIFICATES".
                                          All or a portion of the Exchangeable Certificates in an
                                          Exchangeable Combination may also be exchanged for a
                                          proportionate interest in each class of Exchangeable
                                          REMIC Certificates in the related REMIC Combination in
                                          the same manner. This process may occur repeatedly.

                                          The classes of Exchangeable REMIC Certificates and of
                                          Exchangeable Certificates that are outstanding at any
                                          given time, and the outstanding class balances and
                                          notional amounts, if any, of these classes, will depend
                                          upon any related distributions of principal, as well as
                                          any exchanges that occur. Exchangeable REMIC
                                          Certificates and Exchangeable Certificates in any
                                          combination may be exchanged only in the proportion
                                          that the maximum initial class balances and notional
                                          amounts, if any, of such Certificates bear to one
                                          another as shown in the prospectus supplement.

                                          Holders of each class of Exchangeable Certificates in
                                          an allowable combination will be the beneficial owners
                                          of a proportionate interest in the Exchangeable REMIC
                                          Certificates of the related REMIC Combination.

                                          In the event that Exchangeable REMIC Certificates are
                                          exchanged for an allowable combination of Exchangeable
                                          Certificates, then

                                          o   the aggregate principal balance of the Exchangeable
                                              Certificates received in the exchange will equal
                                              the aggregate principal balance, immediately prior
                                              to the exchange, of the Exchangeable REMIC
                                              Certificates so exchanged; and

                                          o   the aggregate amount of interest and principal
                                              payable on each distribution date with respect to
                                              the Exchangeable Certificates received in the
                                              exchange will equal the aggregate amount of
                                              interest and principal that would have been payable
                                              on the Exchangeable REMIC Certificates so exchanged
                                              if the exchange had not occurred; and

                                          o   the aggregate amount of principal and interest
                                              losses and interest shortfalls allocated to the
                                              Exchangeable Certificates received in the exchange
                                              will equal the aggregate amount of principal and
                                              interest losses and interest shortfalls that would
                                              have been allocated to the

BANC OF AMERICA SECURITIES LLC                                                11
--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you
e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
BANC OF AMERICA SECURITIES                 BANC OF AMERICA FUNDING 2006-7 TRUST
                 [LOGO] TM                 Mortgage Pass-Through Certificates,
                                                 Series 2006-7, Group T2
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------
                                  PRELIMINARY SUMMARY OF TERMS
-------------------------------------------------------------------------------------------------

                                              Exchangeable REMIC Certificates so exchanged if the
                                              exchange had not occurred.

                                          Each class of Exchangeable Certificates in an allowable
                                          combination (other than a class of interest only
                                          certificates, if any) will be entitled to its
                                          proportionate share of the principal distributions that
                                          would have been payable on the Exchangeable REMIC
                                          Certificates so exchanged if the exchange had not
                                          occurred. In addition, each class of Exchangeable
                                          Certificates (other than a class of interest only
                                          certificates, if any) in an allowable combination will
                                          bear a proportionate share of principal losses that
                                          would have been allocated to the Exchangeable REMIC
                                          Certificates so exchanged if the exchange had not
                                          occurred.

Distributions on the Overcollateralized Certificates:

General.................................  Distributions on the Overcollateralized Certificates
                                          will be made on each Distribution Date from Available
                                          Funds received on the Mortgage Loans in the
                                          Overcollateralized Loan Group.

                                          "AVAILABLE FUNDS" for a Distribution Date is equal to
                                          the sum of the Interest Remittance Amounts and the
                                          Principal Remittance Amounts for the Overcollateralized
                                          Loan Group.

                                          The "INTEREST REMITTANCE AMOUNT" means generally as of
                                          any Distribution Date, the sum, without duplication, of
                                          (i) all interest collected or advanced with respect to
                                          the payment due on the Mortgage Loans in the
                                          Overcollateralized Loan Group on the due date of the
                                          calendar month in which such Distribution Date occurs
                                          and received by the Servicers on or prior to the
                                          Determination Date for such Distribution Date (less the
                                          Servicing Fees for such Mortgage Loans, certain amounts
                                          available for reimbursement of Advances and servicing
                                          advances with respect to such Mortgage Loans and
                                          certain other reimbursable expenses and indemnities
                                          pursuant to the Pooling Agreement), (ii) all
                                          Compensating Interest paid by the Servicers for such
                                          Distribution Date with respect to the Mortgage Loans in
                                          the Overcollateralized Loan Group and (iii) the portion
                                          of any payment in connection with any principal
                                          prepayment, substitution, purchase price, liquidation
                                          proceeds (net of certain expenses) or insurance
                                          proceeds relating to interest with respect to the
                                          Mortgage Loans in the Overcollateralized Loan Group
                                          received during the prior calendar month.

                                          "PRINCIPAL REMITTANCE AMOUNT" means generally with
                                          respect to any Distribution Date, to the extent of
                                          funds available therefor as described herein, the
                                          amount equal to the sum (less certain amounts (without
                                          duplication) available for reimbursement of Advances
                                          and servicing

BANC OF AMERICA SECURITIES LLC                                                12
--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you
e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
BANC OF AMERICA SECURITIES                 BANC OF AMERICA FUNDING 2006-7 TRUST
                 [LOGO] TM                 Mortgage Pass-Through Certificates,
                                                 Series 2006-7, Group T2
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------
                                  PRELIMINARY SUMMARY OF TERMS
-------------------------------------------------------------------------------------------------

                                          advances and certain other reimbursable expenses and
                                          indemnities pursuant to the Pooling Agreement) of the
                                          following amounts (without duplication) with respect to
                                          the Mortgage Loans in the Overcollateralized Loan
                                          Group: (i) each payment of principal on a Mortgage Loan
                                          in the Overcollateralized Loan Group due on the due
                                          date in the month of such Distribution Date and
                                          received by the related Servicer on or prior to the
                                          Determination Date for such Distribution Date,
                                          including any Advances made by such Servicer with
                                          respect thereto, (ii) all full and partial principal
                                          prepayments on the Mortgage Loans in the
                                          Overcollateralized Loan Group received by the Servicers
                                          during the prior calendar month, (iii) all insurance
                                          proceeds, recoveries and liquidation proceeds (net of
                                          certain expenses) allocable to principal actually
                                          collected by the Servicers with respect to the Mortgage
                                          Loans in the Overcollateralized Loan Group during the
                                          prior calendar month, (iv) the portion of the purchase
                                          price allocable to principal of all repurchased
                                          defective Mortgage Loans in the Overcollateralized Loan
                                          Group with respect to the prior calendar month, (v) the
                                          portion of any payment in connection with the
                                          substitution of a Mortgage Loan relating to principal
                                          in the Overcollateralized Loan Group received during
                                          the prior calendar month and (vi) the portion of the
                                          purchase price allocable to principal received in
                                          connection with the optional purchase of the
                                          Overcollateralized Loan Group.

Interest................................  Interest will accrue on the Overcollateralized
                                          Certificates (other than the Class T2-A2 Certificates)
                                          for a Distribution Date during each one-month period
                                          commencing on the first day of the immediately preceding
                                          month and ending on the last day of such month (each, a
                                          "REGULAR INTEREST ACCRUAL PERIOD"). Interest will accrue
                                          on the Class T2-A2 Certificates during the period from
                                          and including the preceding Distribution Date, or in the
                                          case of the first Distribution Date, from the Closing
                                          Date, through and including the day prior to the current
                                          Distribution Date (each, a "NO DELAY INTEREST ACCRUAL
                                          PERIOD" and together with a Regular Interest Accrual
                                          Period, an "INTEREST ACCRUAL PERIOD").

                                          As illustrated below, interest payments received from
                                          the Mortgage Loans in the Overcollateralized Loan Group
                                          will be used first to pay interest that accrues on the
                                          Overcollateralized Senior Certificates and then
                                          generally to pay interest that accrues on the
                                          Overcollateralized Subordinate Certificates.

                                          Interest collections received on the Mortgage Loans in
                                          the Overcollateralized Loan Group will be paid in the
                                          following order of priority:

                                          first, to the Overcollateralized Senior Certificates,
                                          to pay Accrued Certificate Interest;

                                          second, to the Overcollateralized Senior Certificates,
                                          to pay any Interest Carry Forward Amount;

BANC OF AMERICA SECURITIES LLC                                                13
--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you
e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
BANC OF AMERICA SECURITIES                 BANC OF AMERICA FUNDING 2006-7 TRUST
                 [LOGO] TM                 Mortgage Pass-Through Certificates,
                                                 Series 2006-7, Group T2
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------
                                  PRELIMINARY SUMMARY OF TERMS
-------------------------------------------------------------------------------------------------

                                          third, from the remaining interest collections for the
                                          Overcollateralized Loan Group, to pay Accrued
                                          Certificate Interest to the classes of
                                          Overcollateralized Subordinate Certificates in order of
                                          payment priority; and

                                          fourth, to be distributed as part of monthly excess
                                          cashflow.

Principal...............................  Principal payments received on the Mortgage Loans in the Overcollateralized Loan Group will be used first to
                                          pay principal on the Overcollateralized Senior
                                          Certificates in accordance with the priorities
                                          determined by the Underwriter and then generally to pay
                                          principal on the Overcollateralized Subordinate
                                          Certificates.

                                          Prior to the Stepdown Date or when a Trigger Event is
                                          in effect, principal collections received on the
                                          Mortgage Loans in the Overcollateralized Loan Groups
                                          will be paid in the following order of priority:

                                          first, to the Overcollateralized Senior Certificates,
                                          to pay principal;(1)

                                          second, from the remaining principal collections for
                                          the Overcollateralized Loan Group, to pay principal to
                                          each class of Overcollateralized Subordinate
                                          Certificates in order of payment priority; and

                                          third, to be distributed as part of monthly excess
                                          cashflow.

                                          After the Stepdown Date and as long as no Trigger Event
                                          is in effect, principal collections received on the
                                          Mortgage Loans in the Overcollateralized Loan Group
                                          will be paid in the following order of priority:

                                          first, to the Overcollateralized Senior Certificates,
                                          to pay principal, up to their Senior Principal
                                          Distribution Amount;(1)

                                          second, from the remaining principal collections for
                                          the Overcollateralized Loan Group, to pay principal to
                                          each class of Overcollateralized Subordinate
                                          Certificates, in order of payment priority, up to their
                                          respective Subordinate Principal Distribution Amount,
                                          beginning with the class of highest payment priority;
                                          and

                                          third, to be distributed as part of monthly excess
                                          cashflow.

                                          (1) The priority of principal distributions among the
                                              Senior Certificates will be provided by the
                                              Underwriter.

Monthly Excess Cashflow.................  The weighted average Net Mortgage Interest Rate for the
                                          Mortgage Loans in the Overcollateralized Loan Group is
                                          generally expected to be

BANC OF AMERICA SECURITIES LLC                                                14
--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you
e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
BANC OF AMERICA SECURITIES                 BANC OF AMERICA FUNDING 2006-7 TRUST
                 [LOGO] TM                 Mortgage Pass-Through Certificates,
                                                 Series 2006-7, Group T2
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------
                                  PRELIMINARY SUMMARY OF TERMS
-------------------------------------------------------------------------------------------------

                                          higher than the weighted average of the Certificate
                                          Interest Rates on the Overcollateralized Certificates,
                                          thus generating certain excess interest collections
                                          which, in the absence of losses, will not be necessary
                                          to fund interest distributions on the
                                          Overcollateralized Certificates. This excess interest
                                          for a collection period, together with interest on the
                                          Overcollateralization Amount itself, is the "MONTHLY
                                          EXCESS INTEREST AMOUNT."

                                          If Realized Losses on the Mortgage Loans in the
                                          Overcollateralized Loan Group occur that are not
                                          covered by the Monthly Excess Cashflow Amount, these
                                          Realized Losses will result in an Overcollateralization
                                          Deficiency (since they will reduce the Pool Balance
                                          without giving rise to a corresponding reduction of the
                                          aggregate class balance of the Overcollateralized
                                          Certificates). The cashflow priorities in this
                                          situation increase the Extra Principal Distribution
                                          Amount (subject to the availability of any Monthly
                                          Excess Cashflow Amount in subsequent months) for the
                                          purpose of re-establishing the Overcollateralization
                                          Amount at the then-required Targeted
                                          Overcollateralization Amount.

                                          On and after the Stepdown Date and assuming that a
                                          Trigger Event is not in effect, the Targeted
                                          Overcollateralization Amount may be permitted to
                                          decrease or "stepdown." If the Targeted
                                          Overcollateralization Amount is permitted to stepdown
                                          on a Distribution Date, the cashflow priorities of this
                                          transaction permit a portion of the Principal
                                          Remittance Amount for that Distribution Date not to be
                                          passed through as a distribution of principal on the
                                          Overcollateralized Certificates on that Distribution
                                          Date. This has the effect of decelerating the
                                          amortization of the Overcollateralized Certificates
                                          relative to the Pool Balance, thereby reducing the
                                          actual level of the Overcollateralization Amount to the
                                          new, lower Targeted Overcollateralization Amount. This
                                          portion of the Principal Remittance Amount not
                                          distributed as principal on the Overcollateralized
                                          Certificates therefore releases a limited portion of
                                          the overcollateralization from the trust fund.

                                          On any Distribution Date, the sum of the Monthly Excess
                                          Interest Amount, the Overcollateralization Release
                                          Amount and any portion of the Principal Distribution
                                          Amount (without duplication) remaining after principal
                                          distributions on the Certificates is the "MONTHLY
                                          EXCESS CASHFLOW AMOUNT," which is required to be
                                          applied in the following order of priority on that
                                          Distribution Date:

BANC OF AMERICA SECURITIES LLC                                                15
--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you
e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
BANC OF AMERICA SECURITIES                 BANC OF AMERICA FUNDING 2006-7 TRUST
                 [LOGO] TM                 Mortgage Pass-Through Certificates,
                                                 Series 2006-7, Group T2
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------
                                   PRELIMINARY SUMMARY OF TERMS
-------------------------------------------------------------------------------------------------

                                                              EXCESS CASHFLOW

                                          first, pro rata, to the Overcollateralized Senior
                                          Certificates, to pay any remaining Accrued Certificate
                                          Interest;

                                          second, pro rata, to the Overcollateralized Senior
                                          Certificates, to pay any Interest Carry Forward Amount;

                                          third, to each class of Overcollateralized Subordinate
                                          Certificates, first to pay Accrued Certificate
                                          Interest, then to pay Interest Carry Forward Amount and
                                          finally to reimburse for Realized Losses applied to
                                          that class, in numerical order, beginning with the
                                          class of Overcollateralization Certificates with the
                                          highest payment priority;

                                          fourth, to the extent of amounts otherwise
                                          distributable on the Class CE Certificates, to the
                                          classes of certificates specified in the Pooling
                                          Agreement, any Cap Carryover Amounts; and

                                          fifth, to the non-offered classes of Overcollateralized
                                          Certificates relating to the Overcollateralized Loan
                                          Groups in the amounts specified in the Pooling
                                          Agreement.

Interest Rates on the
Certificates............................  Interest for each Distribution Date will accrue on the
                                          Overcollateralized Certificates during the related
                                          Interest Accrual Period at a per annum rate (the
                                          "CERTIFICATE INTEREST RATE") provided by the
                                          Underwriter.

Definitions Relating to Distributions on the Overcollateralized Certificates:

60+ Day Delinquent Loan.................  Each Mortgage Loan in the Overcollateralized Loan Group
                                          (including each such Mortgage Loan in foreclosure and
                                          each such Mortgage Loan for which the mortgagor has
                                          filed for bankruptcy after the closing date) with
                                          respect to which any portion of a monthly payment is,
                                          as of the due date in the month prior to such
                                          Distribution Date, two months or more past due and each
                                          Mortgage Loan in the Overcollateralized Loan Group
                                          relating to an REO property.

Accrued Certificate Interest............  With respect to each Class of Overcollateralized
                                          Certificates and each Distribution Date means an amount
                                          equal to the interest accrued during the related
                                          Interest Accrual Period at the applicable Certificate
                                          Interest Rate on the class balance of such class of
                                          Overcollateralized Certificates, minus each class's
                                          percentage of any Relief Act Reduction.

Applied Realized Loss Amount............  If, after giving effect to the distribution of the
                                          Principal Distribution Amount on any Distribution Date
                                          and the increase of any class balances as a result of
                                          subsequent recoveries, the aggregate class balance of
                                          the

BANC OF AMERICA SECURITIES LLC                                                16
--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you
e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
BANC OF AMERICA SECURITIES                 BANC OF AMERICA FUNDING 2006-7 TRUST
                 [LOGO] TM                 Mortgage Pass-Through Certificates,
                                                 Series 2006-7, Group T2
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------
                                   PRELIMINARY SUMMARY OF TERMS
-------------------------------------------------------------------------------------------------

                                          Overcollateralized Certificates exceeds the Pool
                                          Balance as of the end of the related collection period
                                          after giving effect to principal prepayments received
                                          during the calendar month preceding the month of that
                                          Distribution Date, the resulting excess (the "APPLIED
                                          REALIZED LOSS AMOUNT") will be allocated sequentially
                                          to the Overcollateralized Subordinate Certificates, in
                                          reverse order or priority, until their respective class
                                          balances are reduced to zero.

Cap Carryover Amount....................  If on any Distribution Date, the Accrued Certificate
                                          Interest for any Overcollateralized Certificate is
                                          based on the Pool Cap, the excess of (i) the amount of
                                          interest such Overcollateralized Certificate would have
                                          been entitled to receive on that Distribution Date
                                          based on its pass-through rate over (ii) the amount of
                                          interest such Overcollateralized Certificate received
                                          on that Distribution Date based on the Pool Cap,
                                          together with the unpaid portion of any such excess
                                          from prior Distribution Dates (and interest accrued
                                          thereon at the then applicable pass-through rate on
                                          such Overcollateralized Certificate).

Extra Principal Distribution Amount.....  As of any Distribution Date, the lesser of (x) the
                                          Monthly Excess Interest Amount for that Distribution
                                          Date and (y) the Overcollateralization Deficiency for
                                          that Distribution Date.

Interest Carry Forward Amount...........  With respect to any class of Overcollateralized
                                          Certificates and any Distribution Date, the sum of (a)
                                          the excess, if any, of the Accrued Certificate Interest
                                          for such Distribution Date over the amount in respect
                                          of interest actually distributed on such class for such
                                          Distribution Date, (b) any remaining unpaid Interest
                                          Carry Forward Amount from prior Distribution Dates and
                                          (c) interest on such remaining Interest Carry Forward
                                          Amount referred to in clause (b) at the applicable
                                          Certificate Interest Rate.

Overcollateralization Amount............  As of any Distribution Date the excess, if any, of (x)
                                          the Pool Balance as of the last day of the related
                                          collection period after giving effect to principal
                                          prepayments received during the calendar month
                                          preceding the month of that Distribution Date over (y)
                                          the aggregate class balance of all classes of
                                          Overcollateralized Certificates (after taking into
                                          account all distributions of principal on that
                                          Distribution Date and the increase of any class balance
                                          as a result of subsequent recoveries).

Overcollateralization Deficiency........  As of any Distribution Date, the excess, if any, of (x)
                                          the Targeted Overcollateralization Amount over (y) the
                                          Overcollateralization Amount for that Distribution
                                          Date, calculated for this purpose after taking into
                                          account the reduction on that Distribution Date of the
                                          class balances of all classes of Overcollateralized
                                          Certificates resulting from the distribution of the
                                          Principal Distribution Amount (but not the Extra
                                          Principal Distribution Amount) on that Distribution
                                          Date, but prior to

BANC OF AMERICA SECURITIES LLC                                                17
--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you
e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
BANC OF AMERICA SECURITIES                 BANC OF AMERICA FUNDING 2006-7 TRUST
                 [LOGO] TM                 Mortgage Pass-Through Certificates,
                                                 Series 2006-7, Group T2
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------
                                   PRELIMINARY SUMMARY OF TERMS
-------------------------------------------------------------------------------------------------

                                          taking into account any Applied Realized Loss Amounts
                                          on that Distribution Date.

Overcollateralization Release Amount....  With respect to any Distribution Date on or after the
                                          Stepdown Date on which a Trigger Event is not in
                                          effect, the lesser of (x) the Principal Remittance
                                          Amount for that Distribution Date and (y) the excess,
                                          if any, of (i) the Overcollateralization Amount for
                                          that Distribution Date, assuming that 100% of the
                                          Principal Remittance Amount is applied as a principal
                                          payment on the Overcollateralized Certificates on that
                                          Distribution Date over (ii) the Targeted
                                          Overcollateralization Amount. With respect to any
                                          Distribution Date on which a Trigger Event is in
                                          effect, the Overcollateralization Release Amount will
                                          be zero.

Pool Balance............................  The aggregate of the Stated Principal Balances of the
                                          Mortgage Loans in all Overcollateralized Loan Group as
                                          of any date of determination.

Pool Cap................................  For any Distribution Date and the Overcollateralized
                                          Certificates, a per annum rate (subject to adjustment,
                                          in the case of the Class T2-A2 Certificates, based on
                                          the actual number of days elapsed in the related
                                          Interest Accrual Period) equal to the weighted average
                                          of the Net Mortgage Interest Rates for the Mortgage
                                          Loans in the Overcollateralized Loan Group, weighted on
                                          the basis of the Stated Principal Balances of the
                                          Mortgage Loans in the Overcollateralized Loan Group as
                                          of the first day of the related collection period.

Relief Act Reduction....................  A reduction in the amount of monthly interest payment on a Mortgage Loan pursuant to the Servicemembers Civil
                                          Relief Act or similar state legislation.

Credit Enhancement Percentage...........  With respect to any class of Overcollateralized
                                          Certificates and any Distribution Date, the percentage
                                          obtained by dividing (x) the sum of (i) the aggregate
                                          class balance of the class or classes of Certificates
                                          with a lower distribution priority than such class
                                          before taking into account the distribution of the
                                          Principal Distribution Amount on such Distribution Date
                                          and (ii) the Overcollateralization Amount after taking
                                          into account the distribution of the Principal
                                          Distribution Amount as of the prior Distribution Date
                                          by (y) the Pool Balance as of the last day of the
                                          related collection period after giving effect to
                                          principal prepayments received during the calendar
                                          month preceding the month of that Distribution Date.

Stepdown Date...........................  The earlier to occur of (i) the Distribution Date on which the aggregate class balance of the
                                          Overcollateralized Senior Certificates is reduced to
                                          zero and (ii) the later to occur of (x) the
                                          Distribution Date in November 2009 and (y) the
                                          Distribution Date on which the Credit Enhancement
                                          Percentage for the Overcollateralized Senior
                                          Certificates is greater than or equal to the Senior
                                          Specified Enhancement Percentage.

BANC OF AMERICA SECURITIES LLC                                                18
--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you
e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
BANC OF AMERICA SECURITIES                 BANC OF AMERICA FUNDING 2006-7 TRUST
                 [LOGO] TM                 Mortgage Pass-Through Certificates,
                                                 Series 2006-7, Group T2
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------
                                   PRELIMINARY SUMMARY OF TERMS
-------------------------------------------------------------------------------------------------

Targeted Overcollateralization Amount...  As of any Distribution Date, (x) prior to the Stepdown
                                          Date, approximately 0.50% of the aggregate Stated
                                          Principal Balance of the Mortgage Loans in the
                                          Overcollateralized Loan Group as of the Cut-off Date
                                          and (y) on and after the Stepdown Date, (i) if a
                                          Trigger Event has not occurred, the greater of (a)
                                          approximately 1.00% of the aggregate Stated Principal
                                          Balance of the Mortgage Loans in the Overcollateralized
                                          Loan Group as of due date in the month of such
                                          Distribution Date and (b) 0.50% of the aggregate Stated
                                          Principal Balance of the Mortgage Loans in the
                                          Overcollateralized Loan Group as of the Cut-off Date
                                          and (ii) if a Trigger Event has occurred, the Targeted
                                          Overcollateralization Amount for the immediately
                                          preceding Distribution Date.

                                          The meanings of the following terms will be included in
                                          information provided by the Underwriter: Principal
                                          Distribution Amount, Senior Specified Enhancement
                                          Percentage, Senior Principal Distribution Amount,
                                          Subordination Principal Distribution Amount, Targeted
                                          Overcollateralization Amount and Trigger Event.

                                          ALLOCATIONS OF LOSSES ON THE OVERCOLLATERALIZED
                                          CERTIFICATES:

                                          If, on any Distribution Date after the Class Balances
                                          of the Overcollateralized Certificates have been
                                          reduced by the amount of cash paid on that date, the
                                          total class balance of the Overcollateralized
                                          Certificates is greater than the aggregate Stated
                                          Principal Balance of the Mortgage Loans in the
                                          Overcollateralized Loan Group, the class balance of the
                                          Overcollateralized Subordinate Certificates that are
                                          lowest in order of payment priority will be reduced by
                                          the amount of such excess. Once the class balance of a
                                          class is reduced by Realized Losses allocated to it,
                                          this balance will not be reinstated (except in the case
                                          of subsequent recoveries). The class balances of the
                                          Overcollateralized Senior Certificates will not be
                                          reduced by these Realized Losses, although the
                                          Overcollateralized Senior Certificates may experience
                                          losses if the credit enhancements are exhausted.

                                          In general, a "REALIZED LOSS" means, (a) with respect
                                          to a Mortgage Loan that has been liquidated, the amount
                                          by which the remaining aggregate Stated Principal
                                          Balance of the Mortgage Loan exceeds the amount of
                                          proceeds from the liquidation applied to the principal
                                          balance of the related Mortgage Loan and (b) losses due
                                          to the bankruptcy of the mortgagor.

Preliminary Credit Support
for the Overcollateralized Certificates.  EXCESS INTEREST: Because more interest is expected to be paid by the mortgagors on the Mortgage Loans in the
                                          Overcollateralized Loan Group than is necessary to pay
                                          the interest earned on the related

BANC OF AMERICA SECURITIES LLC                                                19
--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you
e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
BANC OF AMERICA SECURITIES                 BANC OF AMERICA FUNDING 2006-7 TRUST
                 [LOGO] TM                 Mortgage Pass-Through Certificates,
                                                 Series 2006-7, Group T2
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------
                                   PRELIMINARY SUMMARY OF TERMS
-------------------------------------------------------------------------------------------------

                                          Certificates and because the aggregate class balance of
                                          the Overcollateralized Certificates is expected to be
                                          less than the aggregate Stated Principal Balance of the
                                          Mortgage Loans in the Overcollateralized Loan Group, it
                                          is expected there will be excess interest each month.
                                          Any such excess interest will be used to maintain
                                          overcollateralization, to pay interest that was
                                          previously earned but not paid to the
                                          Overcollateralized Certificates and to reimburse the
                                          Overcollateralized Certificates for losses and certain
                                          shortfalls that they previously experienced.

                                          OVERCOLLATERALIZATION: If the aggregate Stated
                                          Principal Balance of the Mortgage Loans in the
                                          Overcollateralized Loan Group exceeds the aggregate
                                          class balance of the Overcollateralized Certificates,
                                          there will be overcollateralization available to absorb
                                          losses on the Mortgage Loans of the Overcollateralized
                                          Loan Group before such losses affect the
                                          Overcollateralized Certificates. If the level of
                                          overcollateralization falls below the Targeted
                                          Overcollateralization Amount for a Distribution Date,
                                          the excess interest described above will be paid to the
                                          Overcollateralized Certificates as principal. This will
                                          have the effect of reducing the aggregate class balance
                                          of the Overcollateralized Certificates faster than the
                                          aggregate Stated Principal Balance of the Mortgage
                                          Loans in the Overcollateralized Loan Group until the
                                          required level of overcollateralization is reached.

                                          SUBORDINATION: On each Distribution Date, classes of
                                          Overcollateralized Certificates that are lower in order
                                          of payment priority will not receive payments until the
                                          classes of Overcollateralized Certificates that are
                                          higher in order of payment priority have been paid. If
                                          there are insufficient funds on a Distribution Date to
                                          pay all classes of Overcollateralized Certificates, the
                                          Overcollateralized Subordinate Certificates will be the
                                          first to forego payment, in reverse order of payment
                                          priority.

The Sponsor ............................  Bank of America, National Association ("BANK OF
                                          AMERICA") will serve as the sponsor (the "SPONSOR") of
                                          the Certificates.

                                          See "The Sponsor," "Mortgage Purchase Program" and "The
                                          Pooling and Servicing Agreement" in the base prospectus
                                          for more information about the Sponsor, its
                                          securitization programs and its material roles and
                                          duties in this transaction.

                                          The Servicers and the Master Servicer The Mortgage
                                          Loans will be serviced by the Servicers in accordance
                                          with various servicing agreements (the "SERVICING
                                          AGREEMENTS"). The Servicers may perform any of their
                                          obligations under the Servicing Agreements through one
                                          or more subservicers. Despite the existence of

BANC OF AMERICA SECURITIES LLC                                                20
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The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you
e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
BANC OF AMERICA SECURITIES                 BANC OF AMERICA FUNDING 2006-7 TRUST
                 [LOGO] TM                 Mortgage Pass-Through Certificates,
                                                 Series 2006-7, Group T2
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------
                                   PRELIMINARY SUMMARY OF TERMS
-------------------------------------------------------------------------------------------------

                                          subservicing arrangements, each Servicer will be liable
                                          for its servicing duties and obligations under the
                                          related Servicing Agreements as if such Servicer alone
                                          were servicing the Mortgage Loans. All of the Mortgage
                                          Loans will be master serviced by the Master Servicer in
                                          accordance with the terms of the Pooling Agreement. The
                                          Master Servicer will be required to supervise, monitor
                                          and oversee the performance of the Servicers, but will
                                          not be directly responsible for the servicing of the
                                          Mortgage Loans. In the event of a default by a Servicer
                                          (other than Wells Fargo Bank) under the related
                                          Servicing Agreement, the Master Servicer will be
                                          required to enforce any remedies against such Servicer
                                          and will be required to either find a successor
                                          servicer or assume the primary servicing obligations of
                                          the related Mortgage Loans. In the event the default is
                                          by Wells Fargo Bank in its capacity as a Servicer, the
                                          Trustee will be required to enforce any remedies
                                          against Wells Fargo Bank and either appoint a successor
                                          servicer or assume the primary servicing obligations of
                                          the related Mortgage Loans.

Static Pool Information.................  Information concerning the Sponsor's prior residential mortgage loan securitizations related to the Depositor
                                          involving fixed- and adjustable-rate first lien
                                          mortgage loans is available on the internet at
                                          www.bofa.com/bafc. On this website, you can view, as
                                          applicable, summary pool information as of the
                                          applicable securitization cut-off date and delinquency,
                                          cumulative loss, and prepayment information as of each
                                          distribution date by securitization for the past five
                                          years, or since the applicable securitization closing
                                          date if the applicable securitization closing date
                                          occurred less than five years from the date of this
                                          prospectus supplement. Each of the mortgage loan
                                          securitizations identified on this website is unique,
                                          and the characteristics of each securitized mortgage
                                          loan pool varies from each other as well as from the
                                          Mortgage Loans to be included in the Issuing Entity
                                          that will issue the Certificates offered by this
                                          prospectus supplement. In addition, the performance
                                          information relating to the prior securitizations
                                          described above may have been influenced by factors
                                          beyond the Sponsor's control, such as housing prices
                                          and market interest rates. Therefore, the performance
                                          of these prior mortgage loan securitizations is likely
                                          not to be indicative of the future performance of the
                                          mortgage loans to be included in the Issuing Entity.

                                          In the event any changes or updates are made to the
                                          information available on the Sponsor's website, the
                                          Depositor will provide a copy of the original
                                          information upon request to any person who writes or
                                          calls the Depositor. The Depositor's address is 214
                                          North Tryon Street, Mail Code NC1-027-22-02, Charlotte,
                                          North Carolina 28255. Its telephone number is (704)
                                          387-8239.

BANC OF AMERICA SECURITIES LLC                                                21
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The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you
e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
BANC OF AMERICA SECURITIES                 BANC OF AMERICA FUNDING 2006-7 TRUST
                 [LOGO] TM                 Mortgage Pass-Through Certificates,
                                                 Series 2006-7, Group T2
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------
                                   PRELIMINARY SUMMARY OF TERMS
-------------------------------------------------------------------------------------------------

                                          The performance of prior residential mortgage loan
                                          pools may not be indicative of the future performance
                                          of the Mortgage Loans.

BANC OF AMERICA SECURITIES LLC                                                22
--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you
e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
BANC OF AMERICA SECURITIES                 BANC OF AMERICA FUNDING 2006-7 TRUST
                 [LOGO] TM                 Mortgage Pass-Through Certificates,
                                                 Series 2006-7, Group T2
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------
                                              RISK FACTORS
-------------------------------------------------------------------------------------------------

                                          The following risk factors are generally applicable to
                                          the Offered Certificates.

                                          YOU SHOULD FULLY CONSIDER THE RISKS ASSOCIATED WITH AN
                                          INVESTMENT IN THE OFFERED CERTIFICATES. BEFORE
                                          INVESTING YOU SHOULD CAREFULLY REVIEW "RISK FACTORS" IN
                                          THE BASE PROSPECTUS TOGETHER WITH THE RISK FACTORS SET
                                          FORTH BELOW.

The Rate of Principal
Payments on the Mortgage
Loans Will Affect the Yield on
the Offered Certificates................  Because principal payments on the Mortgage Loans will be distributed currently on the related Senior
                                          Certificates and the related Subordinate Certificates,
                                          the rate of distributions of principal and the yield to
                                          maturity on your Certificates will be directly related
                                          to (i) the rate and timing of payments of principal on
                                          the applicable Mortgage Loans and (ii) the amount and
                                          timing of defaults by borrowers that result in losses
                                          on the applicable Mortgage Loans. Borrowers are
                                          permitted to prepay their Mortgage Loans, in whole or
                                          in part, at any time. The principal payments on the
                                          Mortgage Loans may be in the form of scheduled
                                          principal payments or principal prepayments (for this
                                          purpose, the term "PRINCIPAL PREPAYMENT" includes
                                          prepayments and any other recovery of principal in
                                          advance of the scheduled due date, including
                                          repurchases and liquidations due to default, casualty,
                                          condemnation and the like). Any of these prepayments
                                          will result in distributions to you of amounts that
                                          would otherwise be distributed over the remaining term
                                          of the Mortgage Loans.

                                          The rate of principal payments on the Mortgage Loans
                                          will be affected by the following:

                                          o   the amortization schedules of the Mortgage Loans;

                                          o   the rate of partial prepayments and full
                                              prepayments by borrowers due to refinancing, job
                                              transfer, changes in property values or other
                                              factors;

                                          o   liquidations of the properties that secure
                                              defaulted Mortgage Loans;

                                          o   repurchases of Mortgage Loans by the Depositor as a
                                              result of defective documentation or breaches of
                                              representations or warranties;

BANC OF AMERICA SECURITIES LLC                                                23
--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you
e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
BANC OF AMERICA SECURITIES                 BANC OF AMERICA FUNDING 2006-7 TRUST
                 [LOGO] TM                 Mortgage Pass-Through Certificates,
                                                 Series 2006-7, Group T2
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------
                                              RISK FACTORS
-------------------------------------------------------------------------------------------------

                                          o   the exercise of due-on-sale clauses by the
                                              Servicers in connection with transfers of mortgaged
                                              properties;

                                          o   the optional repurchase of all the Mortgage Loans
                                              in the Overcollateralized Loan Group when the
                                              aggregate Stated Principal Balance of the related
                                              Mortgage Loans is less than 10% of the aggregate
                                              unpaid principal balance of such Mortgage Loans as
                                              of the cut-off date; and

                                          o   general and targeted solicitations for refinancing
                                              by mortgage originators (including the Sponsor).

                                          The rate of principal payments on the Mortgage Loans
                                          will depend greatly on the level of mortgage interest
                                          rates:

                                          o   If prevailing interest rates for similar mortgage
                                              loans fall below the interest rates on the Mortgage
                                              Loans in the Issuing Entity, the rate of prepayment
                                              is likely to increase.

                                          o   Conversely, if prevailing interest rates for
                                              similar mortgage loans rise above the interest
                                              rates on the Mortgage Loans in the Issuing Entity,
                                              the rate of prepayment is likely to decrease.

                                          If you are purchasing any Offered Certificates at a
                                          discount, and specifically if you are purchasing
                                          principal only certificates, you should consider the
                                          risk that if principal payments on the applicable
                                          Mortgage Loans occur at a rate slower than you
                                          expected, your yield will be lower than you expected.
                                          If you are purchasing any Offered Certificates at a
                                          premium, and specifically if you are purchasing
                                          interest only certificates, you should consider the
                                          risk that if principal payments on the applicable
                                          mortgage loans occur at a rate faster than you
                                          expected, your yield may be lower than you expected.
                                          You must make your own decisions as to the appropriate
                                          prepayment assumptions to be used when purchasing any
                                          Offered Certificates.

                                          The timing of changes in the rate of prepayments may
                                          significantly affect the actual yield to you, even if
                                          the average rate of principal prepayments is consistent
                                          with your expectations. In general, the earlier the
                                          payment of principal of the related Mortgage Loans, the
                                          greater the effect on your yield to maturity. As a
                                          result, the effect on your yield of principal
                                          prepayments occurring at a rate higher (or lower) than
                                          the rate you anticipate during the period immediately
                                          following the issuance of the Certificates will not be
                                          offset by a subsequent like reduction (or increase) in
                                          the rate of principal prepayments.

                                          If you are purchasing Overcollateralized Certificates,
                                          you should consider the risk that if the level of
                                          overcollateralization falls below the

BANC OF AMERICA SECURITIES LLC                                                24
--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you
e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
BANC OF AMERICA SECURITIES                 BANC OF AMERICA FUNDING 2006-7 TRUST
                 [LOGO] TM                 Mortgage Pass-Through Certificates,
                                                 Series 2006-7, Group T2
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------
                                              RISK FACTORS
-------------------------------------------------------------------------------------------------

                                          Targeted Overcollateralization Amount, excess interest
                                          from the related Mortgage Loans (if any), will be paid
                                          to the related Overcollateralized Certificates as
                                          principal. This will have the effect of reducing the
                                          aggregate class balance of the Overcollateralized
                                          Certificates faster than the aggregate Stated Principal
                                          Balance of the related Mortgage Loans until the
                                          required level of overcollateralization is reached.

There is a Risk that Interest
Payments on the Mortgage
Loans May Be Insufficient to
Maintain Overcollateralization..........  Because the weighted average of the mortgage interest rates on the Mortgage Loans in the Overcollateralized
                                          Loan Group is expected to be higher than the weighted
                                          average of the pass-through rates on the
                                          Overcollateralized Certificates, the Mortgage Loans in
                                          the Overcollateralized Loan Group are expected to
                                          generate more interest than is needed to pay interest
                                          owed on the Overcollateralized Certificates as well as
                                          certain fees and expenses of the Issuing Entity
                                          allocable to the Overcollateralized Certificates. After
                                          these financial obligations of the Issuing Entity are
                                          covered, the available excess interest will be used to
                                          maintain overcollateralization. Any remaining interest
                                          will then be used to compensate for losses that occur
                                          on the Mortgage Loans in the Overcollateralized Loan
                                          Group. There can be no assurance, however, that enough
                                          excess interest will be generated to maintain the
                                          overcollateralization level required by the Rating
                                          Agencies. The factors described below will affect the
                                          amount of excess interest that the Mortgage Loans in
                                          the Overcollateralized Loan Group will generate:

                                          o   When a Mortgage Loan in the Overcollateralized Loan
                                              Group is prepaid in full or repurchased, excess
                                              interest will generally be reduced because the
                                              Mortgage Loan will no longer be outstanding and
                                              generating interest or, in the case of a partial
                                              prepayment, will be generating less interest.

                                          o   Every time a Mortgage Loan in the
                                              Overcollateralized Loan Group is liquidated or
                                              written off, excess interest will be reduced
                                              because such Mortgage Loan will no longer be
                                              outstanding and generating interest.

                                          o   If the rates of delinquencies, defaults or losses
                                              on the Mortgage Loans in the Overcollateralized
                                              Loan Group are higher than expected, excess
                                              interest will be reduced by the amount necessary to
                                              compensate for any shortfalls in cash available on
                                              such date to pay holders of the Overcollateralized
                                              Certificates.

BANC OF AMERICA SECURITIES LLC                                                25
--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you
e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
BANC OF AMERICA SECURITIES                 BANC OF AMERICA FUNDING 2006-7 TRUST
                 [LOGO] TM                 Mortgage Pass-Through Certificates,
                                                 Series 2006-7, Group T2
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------
                                              RISK FACTORS
-------------------------------------------------------------------------------------------------

Credit Enhancement for
Overcollateralized Senior
Certificates Increases Risk of
Loss for the Overcollateralized
Subordinate Certificates................  The protections afforded the Overcollateralized Senior
                                          Certificates create risks for the Overcollateralized
                                          Subordinate Certificates. Prior to any purchase of any
                                          Overcollateralized Subordinate Certificates, you should
                                          consider the following factors that may adversely
                                          impact your yield to maturity:

                                          o   Because the Overcollateralized Subordinate
                                              Certificates receive interest and principal
                                              distributions after the Overcollateralized Senior
                                              Certificates receive such distributions, there is a
                                              greater likelihood that the Overcollateralized
                                              Subordinate Certificates will not receive the
                                              distributions to which they are entitled on any
                                              Distribution Date.

                                          o   If a Servicer determines not to advance a
                                              delinquent payment on a Mortgage Loan in the
                                              Overcollateralized Loan Group because such amount
                                              is not recoverable from a mortgagor, there may be a
                                              shortfall in distributions on the
                                              Overcollateralized Certificates which may impact
                                              the Overcollateralized Subordinate Certificates.

                                          o   The portion of the shortfalls in the amount of
                                              interest collections on Mortgage Loans in the
                                              Overcollateralized Loan Group that are attributable
                                              to prepayments in full or partial prepayments and
                                              are not covered by the Servicers may result in a
                                              shortfall in distributions on the
                                              Overcollateralized Certificates, which will impact
                                              the Overcollateralized Subordinate Certificates.

                                          o   Losses resulting from the liquidation of defaulted
                                              Mortgage Loans in the Overcollateralized Loan Group
                                              will first reduce monthly excess cashflow and then
                                              reduce the level of overcollateralization, if any,
                                              for the Overcollateralized Certificates. If there
                                              is no overcollateralization, losses will be
                                              allocated to the Overcollateralized Subordinate
                                              Certificates in reverse order of payment priority.
                                              No principal or interest will be distributable on
                                              the amount by which the class balance of a class
                                              has been reduced by a realized loss allocated to an
                                              Overcollateralized Subordinate Certificate (except
                                              where a class balance has been increased by a
                                              subsequent recovery). A loss allocation results in
                                              a reduction in a class balance without a
                                              corresponding distribution of cash to the holder. A
                                              lower class balance will result in less interest
                                              accruing on the Certificate.

BANC OF AMERICA SECURITIES LLC                                                26
--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you
e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
BANC OF AMERICA SECURITIES                 BANC OF AMERICA FUNDING 2006-7 TRUST
                 [LOGO] TM                 Mortgage Pass-Through Certificates,
                                                 Series 2006-7, Group T2
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------
                                              RISK FACTORS
-------------------------------------------------------------------------------------------------

                                          o   The earlier that a loss on a Mortgage Loan in the
                                              Overcollateralized Loan Group occurs, the greater
                                              the impact on yield.

Any Yield Maintenance
Agreement is Subject to
Counterparty Risk.......................  The Securities Administrator on behalf of the Issuing
                                          Entity may enter into one or more Yield Maintenance
                                          Agreements with one or more counterparties, for the
                                          benefit of certain classes of Certificates. Each Yield
                                          Maintenance Agreement will require the applicable
                                          counterparty to make certain payments in certain
                                          circumstances. To the extent that payments on such
                                          Certificates depend in part on payments to be received
                                          by the Securities Administrator under the related Yield
                                          Maintenance Agreement, the ability of the Securities
                                          Administrator to make such payments on such
                                          Certificates will be subject to the credit risk of the
                                          applicable counterparty.

Delinquencies and Losses
on the Mortgage Loans Will
Adversely Affect Your Yield.............  Delinquencies on the Mortgage Loans which are not advanced by or on behalf of a Servicer (because such
                                          Servicer has determined that these amounts, if
                                          advanced, would be nonrecoverable), will adversely
                                          affect the yield on the related Senior Certificates and
                                          the related Subordinate Certificates. A Servicer will
                                          determine that a proposed advance is nonrecoverable
                                          when, in the good faith exercise of its servicing
                                          judgment, it believes the proposed advance would not be
                                          ultimately recoverable from the related mortgagor,
                                          related liquidation proceeds, or other recoveries in
                                          respect of the Mortgage Loan. Because of the priority
                                          of distributions, shortfalls resulting from
                                          delinquencies that are not covered by advances will be
                                          borne first by the related Subordinate Certificates (in
                                          reverse order of payment priority), and then by the
                                          related Senior Certificates.

                                          Losses generally will be borne by the related
                                          Subordinate Certificates. As a result, the yields on
                                          the Offered Certificates will depend on the rate and
                                          timing of realized losses on the related Mortgage
                                          Loans.

There Are Risks Relating to
Exchangeable REMIC Certificates
and Exchangeable Certificates...........  If you are purchasing any Exchangeable REMIC
                                          Certificates or Exchangeable Certificates, you should
                                          consider that the characteristics of any Exchangeable
                                          Certificates will reflect, in the aggregate, generally
                                          the characteristics of the related Exchangeable REMIC
                                          Certificates. Investors are encouraged to also consider
                                          a number of factors that will limit a
                                          certificateholder's ability to exchange Exchangeable
                                          REMIC Certificates for Exchangeable Certificates and
                                          vice versa:

BANC OF AMERICA SECURITIES LLC                                                27
--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you
e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
BANC OF AMERICA SECURITIES                 BANC OF AMERICA FUNDING 2006-7 TRUST
                 [LOGO] TM                 Mortgage Pass-Through Certificates,
                                                 Series 2006-7, Group T2
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------
                                              RISK FACTORS
-------------------------------------------------------------------------------------------------

                                          o   At the time of the proposed exchange, a
                                              certificateholder must own Certificates of the
                                              related Class or Classes in the proportions
                                              necessary to make the desired exchange.

                                          o   A certificateholder that does not own the
                                              Certificates may be unable to obtain the necessary
                                              Exchangeable REMIC Certificates or Exchangeable
                                              Certificates because the holders of the needed
                                              Certificates may be unwilling or unable to sell
                                              them or because the necessary Certificates have
                                              been placed into other financial structures.

                                          o   Principal distributions will decrease the amounts
                                              available for exchange over time.

Credit Scores May Not
Accurately Predict the
Likelihood of Default...................  The Originators generally use Credit Scores as part of their underwriting process. The attached collateral
                                          summary shows credit scores for the mortgagors obtained
                                          at the time of origination of their mortgage loans. A
                                          credit score purports only to be a measurement of the
                                          relative degree of risk a borrower represents to a
                                          lender, i.e., that a borrower with a higher score is
                                          statistically expected to be less likely to default in
                                          payment than a borrower with a lower score. In
                                          addition, it should be noted that credit scores were
                                          developed to indicate a level of default probability
                                          over a two-year period, which does not correspond to
                                          the life of most mortgage loans. Furthermore, credit
                                          scores were not developed specifically for use in
                                          connection with mortgage loans, but for consumer loans
                                          in general. Therefore, credit scores do not address
                                          particular mortgage loan characteristics that influence
                                          the probability of repayment by the borrower. None of
                                          the Depositor, the Sponsor or the Originators makes any
                                          representations any mortgage loan or that a particular
                                          credit score should be relied upon as a basis for an
                                          expectation that a borrower will repay its mortgage
                                          loan according to its terms.

Geographic Concentration
May Increase Risk of Loss
Due to Adverse Economic
Conditions or Natural Disasters.........  At various times, certain geographic regions will experience weaker economic conditions and housing
                                          markets and, consequently, will experience higher rates
                                          of delinquency and loss on mortgage loans generally. In
                                          addition, certain states have experienced natural
                                          disasters, including earthquakes, fires, floods and
                                          hurricanes, which may adversely affect property values.
                                          Although mortgaged properties located in certain
                                          identified flood zones will be required to be covered,
                                          to the maximum extent available, by flood insurance, no
                                          mortgaged properties will otherwise be required to be
                                          insured against earthquake

BANC OF AMERICA SECURITIES LLC                                                28
--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you
e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
BANC OF AMERICA SECURITIES                 BANC OF AMERICA FUNDING 2006-7 TRUST
                 [LOGO] TM                 Mortgage Pass-Through Certificates,
                                                 Series 2006-7, Group T2
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------
                                              RISK FACTORS
-------------------------------------------------------------------------------------------------

                                          damage or any other loss not covered by standard hazard
                                          insurance policies. Any concentration of mortgaged
                                          properties in a state or region may present unique risk
                                          considerations. See the tables entitled "Geographic
                                          Distribution of Mortgaged Properties of the Mortgage
                                          Loans" in the attached collateral summary for a listing
                                          of the locations and concentrations of the mortgaged
                                          properties.

                                          Any deterioration in housing prices in a state or
                                          region due to adverse economic conditions, natural
                                          disaster or other factors, and any deterioration of
                                          economic conditions in a state or region that adversely
                                          affects the ability of borrowers to make payments on
                                          the mortgage loans, may result in losses on the
                                          Mortgage Loans. Any losses may adversely affect the
                                          yield to maturity of the related Offered Certificates.

Residential Real Estate Values
May Fluctuate and Adversely
Affect Your Investment..................  There can be no assurance that values of the mortgaged properties have remained or will remain at their levels
                                          on the dates of origination of the related Mortgage
                                          Loans. The value of any mortgaged property generally
                                          will change over time from its value on the appraisal
                                          or sales date. If residential real estate values
                                          generally or in a particular geographic area decline,
                                          the loan-to-value ratios shown in the table in the
                                          accompanying collateral annex might not be a reliable
                                          indicator of the rates of delinquencies, foreclosures
                                          and losses that could occur on the Mortgage Loans. If
                                          the residential real estate market should experience an
                                          overall decline in property values large enough to
                                          cause the outstanding balances of the Mortgage Loans
                                          and any secondary financing on the related mortgaged
                                          properties to equal or exceed the value of the
                                          mortgaged properties, delinquencies, foreclosures and
                                          losses could be higher than those now generally
                                          experienced in the mortgage lending industry or in the
                                          Sponsor's prior securitizations involving the
                                          Depositor.

                                          In addition, adverse economic conditions and other
                                          factors (which may or may not affect real property
                                          values) may affect the mortgagors' timely payment of
                                          scheduled payments of principal and interest on the
                                          Mortgage Loans and, accordingly, the actual rates of
                                          delinquencies, foreclosures and losses with respect to
                                          the mortgage pool. These other factors could include
                                          excessive building resulting in an oversupply of
                                          housing in a particular area or a decrease in
                                          employment reducing the demand for housing in an area.
                                          To the extent that credit enhancements do not cover
                                          such losses, your yield may be adversely impacted.

BANC OF AMERICA SECURITIES LLC                                                29
--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you
e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
BANC OF AMERICA SECURITIES                 BANC OF AMERICA FUNDING 2006-7 TRUST
                 [LOGO] TM                 Mortgage Pass-Through Certificates,
                                                 Series 2006-7, Group T2
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------
                                              RISK FACTORS
-------------------------------------------------------------------------------------------------

There is a Risk that Interest
Payments on the Mortgage
Loans May Be Insufficient
to Pay Interest on Your Certificates....  When a Mortgage Loan is prepaid in full, the mortgagor is charged interest only up to the date on which
                                          payment is made, rather than for an entire month. When
                                          a mortgagor makes a partial principal prepayment on a
                                          Mortgage Loan, the mortgagor is not charged interest on
                                          the prepayment for the month in which the principal
                                          prepayment was received. This may result in a shortfall
                                          in interest collections available for payment on the
                                          next Distribution Date. Each Servicer is required to
                                          cover a portion of the shortfall in interest
                                          collections that are attributable to prepayments in
                                          full and partial prepayments on the Mortgage Loans
                                          serviced by such Servicer, but in each case only up to
                                          the amount of Compensating Interest related to such
                                          Mortgage Loans for such Distribution Date. To the
                                          extent these shortfalls relating to an
                                          Overcollateralized Group exceed the related
                                          Compensating Interest, holders of Overcollateralized
                                          Certificates may incur a loss to the extent the
                                          applicable credit enhancements are insufficient.

Certificates May Not Be
Appropriate for
Individual Investors....................  If you are an individual investor who does not have sufficient resources or expertise to evaluate the
                                          particular characteristics of a class of Offered
                                          Certificates, the Offered Certificates may not be an
                                          appropriate investment for you. This may be the case
                                          because, among other things:

                                          o   if you purchase your Certificates at a price other
                                              than par, your yield to maturity will be sensitive
                                              to the uncertain rate and timing of principal
                                              prepayments on the applicable Mortgage Loans;

                                          o   the rate of principal distributions on, and the
                                              weighted average lives of, the Offered Certificates
                                              will be sensitive to the uncertain rate and timing
                                              of principal prepayments on the applicable Mortgage
                                              Loans and the priority of principal distributions
                                              among the classes of Certificates, and as such, the
                                              Offered Certificates may be inappropriate
                                              investments for you if you require a distribution
                                              of a particular amount of principal on a specific
                                              date or an otherwise predictable stream of
                                              distributions;

                                          o   you may not be able to reinvest amounts distributed
                                              in respect of principal on your Certificates (which
                                              distributions, in general, are expected to be
                                              greater during periods of relatively low interest
                                              rates) at a rate at least as high as the applicable
                                              pass-through rate or your expected yield;

                                          o   a secondary market for the Offered Certificates may
                                              not develop or provide you with liquidity of
                                              investment; and

BANC OF AMERICA SECURITIES LLC                                                30
--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you
e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
BANC OF AMERICA SECURITIES                 BANC OF AMERICA FUNDING 2006-7 TRUST
                 [LOGO] TM                 Mortgage Pass-Through Certificates,
                                                 Series 2006-7, Group T2
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------
                                              RISK FACTORS
-------------------------------------------------------------------------------------------------

                                          o   you must pay tax on any interest or original issue
                                              discount in the year it accrues, even if the cash
                                              is paid to you in a different year.

Limited Source of Payments --
No Recourse to Depositor, Sponsor,
Servicers, Originators, Master Servicer,
Securities Administrator or Trustee.....  Proceeds of the related Mortgage Loans
                                          (and any related Yield Maintenance Agreement) will be
                                          the sole source of payments on the Certificates. The
                                          Certificates do not represent an interest in or
                                          obligation of the Depositor, the Sponsor, the
                                          Servicers, the Originators, the Master Servicer, the
                                          Securities Administrator, the Trustee or any of their
                                          affiliates. There are, however, limited obligations of
                                          the Depositor, the Sponsor and the Originators with
                                          respect to certain breaches of representations and
                                          warranties, and limited obligations of the Servicers
                                          with respect to their servicing obligations.

                                          Neither the Certificates nor the Mortgage Loans will be
                                          guaranteed by or insured by any governmental agency or
                                          instrumentality, the Depositor, the Sponsor, the
                                          Servicers, the Originators, the Master Servicer, the
                                          Securities Administrator, the Trustee or any of their
                                          affiliates. Consequently, if payments on the Mortgage
                                          Loans are insufficient or otherwise unavailable to make
                                          all payments required on the Certificates, there will
                                          be no recourse to the Depositor, the Sponsor, the
                                          Servicers, the Originators, the Master Servicer, the
                                          Securities Administrator the Trustee or any of their
                                          affiliates.

Limited Liquidity.......................  The Underwriter intends to make a market for purchase and sale of the Offered Certificates after their
                                          initial issuance, but the Underwriter has no obligation
                                          to do so. There is no assurance that such a secondary
                                          market will develop or, if it does develop, that it
                                          will provide you with liquidity of investment or that
                                          it will continue for the life of the Offered
                                          Certificates. As a result, you may not be able to sell
                                          your Certificates or you may not be able to sell your
                                          Certificates at a high enough price to produce your
                                          desired return on investment.

                                          The secondary market for mortgage-backed securities has
                                          experienced periods of illiquidity and can be expected
                                          to do so in the future. Illiquidity means that there
                                          may not be any purchasers for your class of
                                          Certificates. Although any class of Certificates may
                                          experience illiquidity, it is more likely that classes
                                          of Certificates that are more sensitive to prepayment,
                                          credit or interest rate risk (such as Interest Only,
                                          Super Senior Support, Companion, Inverse Floating Rate,
                                          Principal Only, or Subordinate Certificates) will
                                          experience illiquidity.

Alternative Underwriting Standards
May Increase Risk of Loss...............  Certain of the Mortgage Loans may have been originated using an Originator's "alternative" or "modified"
                                          underwriting standards. These

BANC OF AMERICA SECURITIES LLC                                                31
--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you
e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
BANC OF AMERICA SECURITIES                 BANC OF AMERICA FUNDING 2006-7 TRUST
                 [LOGO] TM                 Mortgage Pass-Through Certificates,
                                                 Series 2006-7, Group T2
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------
                                              RISK FACTORS
-------------------------------------------------------------------------------------------------

                                          underwriting standards are different from and, in
                                          certain respects, less stringent than the general
                                          underwriting standards employed by the applicable
                                          Originator. For example, certain of the mortgage loans
                                          may have been originated with less than standard
                                          documentation or with higher maximum loan-to-value
                                          ratios. Accordingly, the mortgage loans may experience
                                          rates of delinquencies, defaults, foreclosure,
                                          bankruptcy and loss that are higher than those
                                          experienced by mortgage loans underwritten using the
                                          applicable Originator's general underwriting standards.

The Rate of Default on Mortgage
Loans that Are Secured by Investor
Properties May be Higher
than on Other Mortgage Loans............  Certain of the Mortgage Loans may be secured by investor properties. An investor property is a property
                                          which, at the time of origination, the mortgagor
                                          represented would not be used as the mortgagor's
                                          primary residence or second home. Because the mortgagor
                                          is not living on the property, the mortgagor may be
                                          more likely to default on the mortgage loan than on a
                                          comparable mortgage loan secured by a primary
                                          residence, or to a lesser extent, a second home. In
                                          addition, income expected to be generated from an
                                          investor property may have been considered for
                                          underwriting purposes in addition to the income of the
                                          mortgagor from other sources. Should this income not
                                          materialize, it is possible the mortgagor would not
                                          have sufficient resources to make payments on the
                                          mortgage loan.

There Are Risks Relating to
Mortgaged Properties Subject
to Second Lien Mortgage Loans...........  At the time of origination of certain of the Mortgage
                                          Loans, a lender other than the applicable Originator
                                          may have originated a second lien mortgage loan.
                                          Mortgage Loans that have second lien mortgage loans
                                          encumbering the same mortgaged property may have higher
                                          rates of delinquency and foreclosure relative to
                                          mortgage loans that do not have second lien mortgage
                                          loans behind them. This may be due to changes in the
                                          mortgagor's debt-to-income profile, the fact that
                                          mortgagors may then have less equity in the mortgaged
                                          property or other factors. You should also note that
                                          any mortgagor could obtain a second lien mortgage loan
                                          at any time subsequent to the date of origination of
                                          their first lien mortgage loan from any lender.

BANC OF AMERICA SECURITIES LLC                                                32
--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you
e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
BANC OF AMERICA SECURITIES                 BANC OF AMERICA FUNDING 2006-7 TRUST
                 [LOGO] TM                 Mortgage Pass-Through Certificates,
                                                 Series 2006-7, Group T2
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                  RISK FACTORS
--------------------------------------------------------------------------------

                      CATEGORIES OF CLASSES OF CERTIFICATES

      The Certificates of any series may be comprised of one or more classes.
The classes, in general, fall into different categories. The chart in the base prospectus under the heading "Description of the Certificates--Categories of
Classes of Certificates" identifies and generally defines certain of the more typical categories. The prospectus supplement for a series of Certificates may identify the classes which comprise that series by reference to those categories or another category specified in the prospectus supplement.

BANC OF AMERICA SECURITIES LLC                                                33
--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you
e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------